Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of this 29th day of June, 2006, by and among THERAGENICS CORPORATION, a Delaware corporation (the “Original Borrower”), C.P. MEDICAL CORPORATION, an Oregon corporation (the "Additional Borrower"; the Original Borrower and the Additional Borrower are referred to herein individually as a "Borrower" and collectively as the "Borrowers"), and WACHOVIA BANK, NATIONAL ASSOCIATION, successor by merger to SouthTrust Bank (“Bank”).

R e c i t a l s:

A.    Bank and Borrowers are parties to that certain Credit Agreement dated October 29, 2003, as amended by that certain Borrower Party Joinder Agreement dated as of May 6, 2005, and that certain Second Amendment dated August 12, 2005 (the “Credit Agreement”).

B.    Borrowers and Bank have hereby agreed to amend the Credit Agreement, subject to the terms and conditions contained in this Amendment.

NOW THEREFORE, in consideration of the recitals and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the parties hereto agree as follows:

1.    Defined Terms. Capitalized terms used, but not defined, in this Amendment shall have that meaning assigned to them in the Credit Agreement.

2.    Amendments to Credit Agreement. Borrowers and Bank agree that the Credit Agreement is hereby amended as follows:

(a)    The following new definitions are hereby added to Section 1.1 of the Credit Agreement in their appropriate alphabetical order as follows:

“Consolidated Fixed Charges” means the sum of interest expense, including the interest component of any payments with respect to Capitalized Lease obligations, plus rent and lease expense plus taxes plus current maturities of long-term Indebtedness.

"Daily Adjusted LIBOR Rate" means, for each day, an interest rate equal to the sum of (i) the applicable Daily LIBOR Rate, plus (ii) the Applicable Margin.

"Daily LIBOR Rate" means, for any day, a per annum rate of interest equal to the quotient obtained (stated as an annual percentage rate rounded upward to the next higher 100th of 1%) by dividing (A) the London Interbank Offered Rate ("LIBOR") as determined by Bank from Telerate for the 30-Day LIBOR Rate on such day (or such other reasonably similar source as Bank may select if such a rate index is not available from Telerate), by (B) 1.00 minus any Reserve Requirement for a 30-Day LIBOR Rate Interest Period (expressed as a decimal).

"Daily LIBOR Rate Notice" means a written notice given to Bank by a Borrower's Representative providing for Borrower's election for all or any portion (but if a portion, in increments of not less than $1,000,000.00) of the outstanding principal balance of the Note to bear interest at the applicable Daily Adjusted LIBOR Rate thereafter, such notice to be given at least two (2) Business Days prior to and specifying the date of the commencement thereof; provided, however, that, except as may be waived by Bank in Bank's discretion, (i) in no event may the Daily LIBOR Rate apply until the expiration of any current LIBOR Rate Interest Period, (ii) if any such Daily LIBOR Rate Notice would cause there to be more than four (4) Interest Rates in effect with respect to the Note on the day of the commencement of the Daily LIBOR Rate, then such Daily LIBOR Rate Notice shall not be effective with respect to such Note, and (iii) if any such Daily LIBOR Rate Notice is not timely received or is otherwise not properly made, such Daily LIBOR Rate Notice, at Bank's election, shall not be effective.

“Fixed Charge Coverage Ratio” means, for each fiscal quarter and the immediately preceding 3 fiscal quarters, the sum of (x) earnings before interest, taxes, depreciation and amortization, plus rent and lease expense minus Capital Expenditures minus Restricted Payments, divided by (y) Consolidated Fixed Charges.

“Restricted Payments” means any payment for the purpose of (i) paying dividends or making distributions to shareholders of Theragenics Corporation, (ii) purchasing, redeeming or otherwise acquiring any stock or other equity interests, (iii) paying or acquiring any debt subordinate to the Loans, or (iv) acquiring or repaying any notes, advances or loans to affiliates, shareholders and employees of Borrower.

“Senior Liabilities” means the sum of total Liabilities, including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of the balance sheet, in accordance with Generally Accepted Accounting Principles applied on a consistent basis, excluding Subordinated Debt.

“Telerate” means Telerate page 3750 as of 11:00 a.m., London time.

"Third Amendment Date" means June 29, 2006.

(b)   The following definitions contained in Section 1.1 of the Credit Agreement are hereby amended to read in their entirety as follows:

"Applicable Margin" means 1.00% per annum.

"Base Rate Notice" means a written notice given to Bank by a Borrower's Representative providing for Borrower's election for a LIBOR Rate Borrowing to no longer bear interest at, as applicable, the Daily Adjusted LIBOR Rate, the 30-Day Adjusted LIBOR Rate, the 60-Day Adjusted LIBOR Rate or the 90-Day Adjusted LIBOR Rate, such notice (other than with respect to a Daily Adjusted LIBOR Rate) to be given at least two (2) Business Days prior to the expiration of the applicable LIBOR Rate Interest Period; provided, however, that, except as may be waived by Bank in Bank's discretion, if any such Base Rate Notice is not timely received or is otherwise not properly made, such Base Rate Notice, at Bank's election, shall not be effective.

“LIBOR Rate Borrowing" means any borrowing with respect to which Borrower has properly given a Daily LIBOR Rate Notice, a 30-Day LIBOR Rate Notice, a 60-Day LIBOR Rate Notice or a 90-Day LIBOR Rate Notice.

"LIBOR Rate Notice" means any applicable Daily LIBOR Rate Notice, 30-Day LIBOR Rate Notice, 60-Day LIBOR Rate Notice or 90-Day LIBOR Rate Notice.

"Maturity Date" means October 31, 2009.

"Payment Due Date" means, with respect to Loan Advances bearing interest at the Base Rate or Daily Adjusted LIBOR Rate, the first (1st) day of each month during the term of this Agreement, and with respect to Loan advances bearing interest at a 30-Day Adjusted LIBOR Rate, 60-Day Adjusted LIBOR Rate or 90-Day Adjusted LIBOR Rate, the last day of the relevant interest period.

"Permitted Acquisition" means Acquisitions after the Third Amendment Date if (i) the business acquired is a Permitted Line of Business; (ii) consideration for such Acquisition, plus the consideration paid for all Acquisitions on a cumulative basis on and after the Third Amendment Date, does not exceed the aggregate amount of $7,500,000 (which consideration shall include, without limitation, securities issued by Borrower, Borrower's property (such securities and property to be valued at their fair market value on the date of such Acquisition), cash, and the amount of all Indebtedness assumed in the case of each asset purchase or acquired in the case of each equity purchase); (iii) immediately after the Acquisition, the business so acquired (and the assets constituting such business) shall be owned and operated by a Borrower and if acquired via an equity purchase, such Person shall contemporaneously comply with the Joinder Requirements; and (iv) Borrower shall have delivered to Bank a pro-forma compliance certificate demonstrating that, on a pro-forma basis, after giving effect to the Acquisition, such Acquisition would not give rise to a Default as of the consummation of the Acquisition, or a Financial Covenant Default as of the four Quarter-Ends immediately following the Acquisition based on such pro-forma projections.

"Tangible Net Worth" means total assets minus intangible assets (as defined below) minus Senior Liabilities. For purposes of this definition, “intangible assets” has the meaning under Generally Accepted Accounting Principles, including, without limitation, the book value of goodwill, franchises, licenses, non-competition agreements, patents, trademarks, trade names, copyrights, service marks, and brand names, plus the amount of any accounts, notes, advances and/or loans to affiliates, shareholders, and employees of the Borrowers shall be subtracted from total assets.

“Threshold Amount” means $1,000,000.00.

(c)   Section 1.7 of the Credit Agreement is hereby amended to read in its entirety as follows:

1.7    Computation of Financial Covenants.

For purposes of computation of the financial covenants set forth in this Agreement, such computation shall be (i) determined by Bank as of each Quarter-End, based on the Compliance Certificate most recently delivered by Borrower in accordance with the terms of this Agreement, and (ii) based on an Annualized Rolling Period, if applicable.

(d)   Section 2.4 of the Credit Agreement is hereby amended to read in its entirety as follows:

2.4    Interest Rate. Interest on the Loan shall be calculated as follows:

(A)    During the entire term of the Note, except with respect to LIBOR Rate Borrowings, the outstanding principal balance of the Note shall bear interest at the Base Rate, to fluctuate daily with any change in the Base Rate.

(B)    A Borrower's Representative may from time to time deliver to Bank (i) a 30-Day LIBOR Rate Notice, in which case the applicable LIBOR Rate Borrowing shall bear interest at the applicable 30-Day Adjusted LIBOR Rate during the applicable 30-Day LIBOR Rate Interest Period, (ii) a 60-Day LIBOR Rate Notice, in which case the applicable LIBOR Rate Borrowing shall bear interest at the applicable 60-Day Adjusted LIBOR Rate during the applicable 60-Day LIBOR Rate Interest Period, (iii) a 90-Day LIBOR Rate Notice, in which case the applicable LIBOR Rate Borrowing shall bear interest at the applicable 90-Day Adjusted LIBOR Rate during the applicable 90-Day LIBOR Rate Interest Period or (iv) a Daily LIBOR Rate Notice, in which case the applicable LIBOR Rate Borrowing shall bear interest at the applicable Daily Adjusted LIBOR Rate thereafter until another notice is delivered with respect to the Interest Rate. Following the expiration of any applicable LIBOR Rate Interest Period, if a Borrower's Representative shall not have timely and properly delivered a Base Rate Notice or a LIBOR Rate Notice for a LIBOR Rate Interest Period to commence as of the expiration of the applicable expiring LIBOR Rate Interest Period, then any LIBOR Rate Borrowing shall bear interest at the Daily Adjusted LIBOR Rate thereafter until another notice is delivered with respect to the Interest Rate.

(e)    Section 4.6 of the Credit Agreement is hereby amended to read in its entirety as follows:

 4.6    Indemnification. If Borrower makes any payment of principal with respect to any portion of the Loan not bearing interest at the Base Rate or Daily Adjusted LIBOR Rate on any other date than the last day of an interest period applicable thereto, or if Borrower fails to borrow the Loan after notice has been given to Bank to borrow at the 30-Day Adjusted LIBOR Rate, the 60-Day Adjusted LIBOR Rate or the 90-Day Adjusted LIBOR Rate in accordance with this Agreement, or if Borrower fails to make any payment of principal or interest in respect of the Loan when due, Borrower shall reimburse Bank on demand for any resulting loss or expense incurred by Bank, including without limitation any loss incurred by Bank in obtaining, liquidating or employing deposits from third parties, whether or not Bank shall have funded or committed to fund the Loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by Bank and submitted by Bank to Borrower, shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to Bank under this Section shall be made as though Bank shall have actually funded or committed to fund the portion of the Loan so prepaid or not borrowed through the purchase of an underlying deposit in an amount equal to the amount of the Loan in the relevant market and having a maturity comparable to the related interest period and through the transfer of such deposit to a domestic office of Bank in the United States; provided, however, that Bank may fund the Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this Section.

(f)    A new Section 7.1(C)(6) of the Credit Agreement is hereby added in its entirety as follows:

(6) Not later than the sixtieth (60th) day after the commencement of each fiscal year, deliver Projections (as hereinafter defined) to Bank for the Borrowers and their Subsidiaries for such fiscal year. "Projections" means forecasted consolidated and consolidating (i) balance sheets prepared on an annual basis, (ii) profit and loss statements prepared on a month by month basis, and (iii) cash flow statements prepared on an annual basis, all prepared on a consistent basis with Borrowers’ historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

Accordingly, (i) the word “and” at the end of Section 7.1(C)(4) is deleted and (ii) the period at the end of Section 7.1(C)(5) is deleted and in its place is substituted “; and”.

(g)    Section 7.3(A) of the Credit Agreement is hereby amended to read in its entirety as follows:

 (A)   Ratios. During the term of this Agreement, Borrowers will maintain or cause to be maintained, tested as of the end of each fiscal quarter:

 (1)    A ratio of Senior Liabilities to Tangible Net Worth of not more than 0.5 to 1.0;

 (2)    Fixed Charge Coverage Ratio of not less than 1.25 to 1.0; and

 (3)    Liquid Assets of not less than the following amounts during the following periods:

Period	Amount of Liquid Assets
From the Third Amendment Date through and including June 30, 2007	$15,000,000
From July 1, 2007 through and including June 30, 2008	$17,500,000
From July 1, 2008, and thereafter	$20,000,000

(h)   Section 7.3(E) of the Credit Agreement is hereby amended to read in its entirety as follows:

(E)    Capital Expenditures. Borrowers will not make, incur, create, or assume any Capital Expenditures (other than that portion of Permitted Acquisitions consisting of Capital Expenditures) exceeding the aggregate amount of $10,000,000 in any fiscal year.

(i)    Exhibit A to the Credit Agreement is amended and restated in its entirety as Exhibit A to this Amendment.

3.     Conditions Precedent. This Amendment shall not be effective unless and until each of the parties hereto has executed and delivered this Amendment.

4.     Representations and Warranties. As a material inducement to Bank to modify and amend the terms of the Credit Agreement as aforesaid, each Borrower represents and warrants to Bank that:

(a)    This Amendment constitutes the valid and legally binding obligation of each Borrower enforceable in accordance with its respective terms and does not violate, conflict with, or constitute any default under any law or regulation binding on or applicable to either Borrower, either Borrower’s articles, bylaws, or any mortgage, lease, credit, loan agreement, contract, or other instrument binding upon or affecting either Borrower;

(b)    All representations and warranties contained in the Loan Documents are true and complete as of the date hereof in all material respects, excluding any representations or warranties which by their terms are limited to a specific date;

(c)    No Event of Default or event that, with the passage of time or the giving of notice (or both) would constitute an Event of Default, under the Loan Documents has occurred and is continuing as of the date hereof; and

(d)    No setoffs, defenses, claims, recoupments, or counterclaims on the part of either Borrower to payment or performance of the Obligations exists as of the date hereof.

5.     Miscellaneous.

(a)    Borrowers agree to pay or reimburse Bank for all expenses incurred by Bank in connection with the negotiation, preparation, and execution of this Amendment, including, without limitation, fees and expenses of Bank’s counsel.

(b)    Notwithstanding any provision of the Credit Agreement or Note to the contrary, whenever any installment of principal of, or interest on, the Loans or other amount due under the Loan Documents, as amended, becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (unless such next succeeding Business Day does not fall within the same calendar month, in which case the maturity thereof shall be shortened to the immediately preceding Business Day). In the case of any extension in the time for payment of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with the Loan Documents, as amended, during such extension.

(c)    BORROWER AGREES THAT WITH RESPECT TO ANY CLAIM OF BORROWER ARISING UNDER THE CREDIT AGREEMENT, AS AMENDED, OR ANY OTHER LOAN DOCUMENT, IN NO EVENT SHALL BORROWER HAVE A REMEDY OF, OR SHALL BANK BE LIABLE FOR, INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, AND BORROWER WAIVES ANY RIGHT OR CLAIM TO SUCH DAMAGES BORROWER MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH THE LOANS OR THE LOAN DOCUMENTS, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIAL PROCESS OR OTHERWISE.

6.    No Novation. The execution and delivery of this Amendment shall not be interpreted or construed as, and in fact does not constitute, a novation, payment, or satisfaction of all or any portion of the Loans; rather, this Amendment is strictly amendatory in nature.

7.    Document Protocols. This Amendment shall be governed by the terms set forth in Articles X and XI of the Credit Agreement, which are incorporated herein by reference.

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IN WITNESS WHEREOF, Borrowers have executed this Amendment under seal as of the date first above written, with the intention that this Amendment take effect as an instrument under seal.

                                                    BORROWERS:

                                                    THERAGENICS CORPORATION

                                                    By: /s/ Francis J. Tarallo
                                                    Name: Francis J. Tarallo
                                                    Title: Chief Financial Officer

                                                    C.P. MEDICAL CORPORATION

                                                    By: /s/ Lynn M. Rogers
                                                    Name: Lynn M. Rogers
                                                    Title: Secretary and Treasurer

IN WITNESS WHEREOF, Bank has executed this Amendment under seal as of the date first above written, with the intention that this Amendment take effect as an instrument under seal.

                                                    BANK:

                                                    WACHOVIA BANK, NATIONAL ASSOCIATION,
                                                    successor by merger to SouthTrust Bank

                                                    By: /s/ Stephen Brothers
                                                    Name: Stephen Brothers
                                                    Title: Vice President

EXHIBIT A
FORM OF COMPLIANCE CERTIFICATE
COMPLIANCE CERTIFICATE
FOR THE PERIOD ENDING _______________

       To:   Wachovia Bank, National Association
            171 17th St., 7th Floor
            Atlanta, GA 30363

Pursuant to that certain Credit Agreement, dated as of October 29, 2003 (as amended from time to time, the "Credit Agreement", capitalized terms used herein as therein defined), between THERAGENICS CORPORATION, a Delaware corporation and the other “Borrowers” thereto (collectively, the "Borrower"), and WACHOVIA BANK, NATIONAL ASSOCIATION (the "Bank"), the undersigned submits this Compliance Certificate and certifies that the covenants and financial tests described in the Credit Agreement are as follows:

I.    Financial Statements and Reports                                             Compliance

                                                                 (Please Indicate)
A.    Annual CPA audited, Fiscal Year-End financial

        statements within 120 days after each Fiscal Year-End                                      Yes         No

B.    Quarterly unaudited financial statements within 45 days

                after each Quarter-End                                                         Yes          No

II.    Senior Liabilities to Tangible Net Worth

Maximum of 0.5 to 1.0 allowed.

As of the Quarter ending _______________

$_________   /$__________ = ________                                          Yes         No

Senior Liabilities          TNW        Ratio

III.    Fixed Charge Coverage Ratio

 Minimum of 1.25 to 1.0 allowed.

 As of the Quarter ending _______________

$____________	/$____________	= ____________	Yes	No
earnings before interest, taxes, depreciation and amortization, plus rent and lease expense minus Capital Expenditures minus Restricted Payments	Fixed Charges	Ratio

IV.    Liquid Assets

Period	Minimum Amount of Liquid Assets
From the Third Amendment Date through and including June 30, 2007	$15,000,000
From July 1, 2007 through and including June 30, 2008	$17,500,000
From July 1, 2008, and thereafter	$20,000,000

Actual Liquid Assets for this

reporting period equals $_____________                                                    Yes      No

V.    Capital Expenditures

Maximum of $10,000,000 per fiscal year

Actual Capital Expenditures for this

reporting period equals $_____________                                                     Yes       No

A.    The undersigned has individually reviewed the provisions of the Credit Agreement and a review of the activities of Borrower during the period covered by this Compliance Certificate has been made in reasonable detail by or under the supervision of the undersigned with a view to determining whether Borrower has kept, observed, performed and fulfilled all of its obligations under the Credit Agreement.

B.    Such review did not disclose, and I have no knowledge of, the existence of any Default or Event of Default which has occurred and is continuing [except as disclosed on the attachment hereto].

Executed this ______ day of __________________, 20___.

                                                    THERAGENICS CORPORATION

                                                    By:
                                                    Its: